Exhibit (h)(3)(b)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2011, by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on December 14, 2010, the Forward Select EM Dividend Fund, a new series of the Fund, effective May 1, 2011;

WHEREAS, the Board of Trustees of the Fund approved on December 14, 2010, the name change of the Forward International Fixed Income Fund, the Forward Long/Short Credit Analysis Fund, and the Forward Strategic Realty Fund to the Forward EM Corporate Debt Fund, the Forward Credit Analysis Long/Short Fund, and the Forward Real Estate Long/Short Fund, respectively, effective May 1, 2011;

WHEREAS, the Board of Trustees of the Fund will ratify on June 8, 2011, the name change of the Forward Frontier MarketStrat Fund and the Forward SMIDPlus Fund to the Forward Frontier Strategy Fund and the Forward Extended MarketPlus Fund, respectively, effective May 1, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedules I-A and I-B – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules I-A and I-B – List of Portfolios. Schedules I-A and I-B are replaced in its entirety with the attached Schedules I-A and I-B.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name: Jeremy O. May	Name: J. Alan Reid, Jr.
Title: President	Title: President

SCHEDULE I-A

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group I and Fund Group III Fund List

Dated as of May 1, 2011

Forward Banking and Finance Fund

Forward Commodity Long/Short Strategy Fund

Forward Credit Analysis Long/Short Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Global Infrastructure Fund

Forward Growth Fund

Forward Focus Fund

Forward HITR Fund1

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

[1]	Fund has yet to commence operations.

SCHEDULE I-B

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group II Fund List

As of May 1, 2011

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward CorePlus Fund

Forward Extended MarketPlus Fund

Forward Frontier Strategy Fund

Forward Growth Allocation Fund

Forward Growth & Income Allocation Fund

Forward High Yield Bond Fund

Forward Income Allocation Fund

Forward Income & Growth Allocation Fund

Forward Investment Grade Fixed-Income Fund

Forward International Equity Fund

Forward Strategic Alternatives Fund

Forward U.S. Government Money Fund